UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2025

MASTECH DIGITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	001-34099	26-2753540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 Cherrington Parkway, Suite 400

Moon Township, PA 15108

(Address of Principal Executive Offices) (Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MHH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of John J. Cronin, Jr.

On March 31, 2025, John J. Cronin, Jr. submitted his resignation from his role as Chief Financial Officer of Mastech Digital, Inc. (the “Company”), effective as of April 14, 2025 (the “Effective Date”). Mr. Cronin will remain an employee of the Company through May 30, 2025, to assist with the transition to the new Chief Financial Officer (as described below). In connection with his resignation and contingent upon the signing of a Separation and Release Agreement, Mr. Cronin will receive the payments and other benefits provided for in Section 8(d) of the Fourth Amended and Restated Executive Employment Agreement, dated March 8, 2024, among Mastech Digital Technologies, Inc., the Company and Mr. Cronin (the “Cronin Employment Agreement”). The foregoing description of the Cronin Employment Agreement is qualified in its entirety by reference to the full text of the Cronin Employment Agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2024, and is incorporated by reference herein.

Appointment of Kannan Sugantharaman as Chief Financial Officer and Chief Operations Officer

On March 31, 2025, the Board of Directors of the Company (the “Board”) appointed Kannan Sugantharaman as the Company’s Chief Financial Officer and Chief Operations Officer, effective as of the Effective Date. From July 2020 to April 2025, Mr. Sugantharaman, age 46, served as Chief Financial Officer for Omega Health Management Services, where he was responsible for its financial functions, including accounting, audit, corporate finance and investor relations. In this role, Mr. Sugantharaman also oversaw an enterprise-level initiative to drive efficiency and scale across business functions. Prior to joining Omega Healthcare Management Services, Mr. Kannan served as Chief Financial Officer of Global Delivery Operations at Cognizant Technology Solutions (from December 2019 to June 2020) and Chief Operating Officer for Global Delivery Operations at Cognizant Technology Solutions (from August 2017 to December 2019). Mr. Sugantharaman started his career at KPMG and also previously held leadership positions at Sutherland Global Services.

On March 31, 2025, the Company entered into an Executive Employment Agreement with Mr. Sugantharaman (the “CFO Employment Agreement”), to be effective on the Effective Date. Also on March 31, 2025, Mastech Digital Private Limited, an indirect wholly owned subsidiary of the Company, entered into an Executive Employment Agreement with Mr. Sugantharaman (together with the CFO Employment Agreement, the “Sugantharaman Employment Agreements”), to be effective on the Effective Date. The terms of the Sugantharaman Employment Agreements commence on the Effective Date, continue until the date that is the fourth-year anniversary of the Effective Date and may be terminated by the Company at any time.

The Sugantharaman Employment Agreements provide that Mr. Sugantharaman will receive an aggregate annual base salary of 2.25 Crores Indian Rupees (approximately $263,824 as of April 3, 2025) commencing on the Effective Date, which compensation is subject to annual review by the Compensation Committee of the Board. The Sugantharaman Employment Agreements also provide that Mr. Sugantharaman is eligible to earn an aggregate annual performance-based cash bonus of 1 Crore Indian Rupees (approximately $117,255 as of April 3, 2025) for the achievement of certain financial and operational targets. These targets, and the bonus dollars tied to such targets, will be determined by the Board on an annual basis.

On the Effective Date and pursuant to the terms of the CFO Employment Agreement, Mr. Sugantharaman will receive an award of non-qualified stock options (the “Effective Date Stock Options”) to purchase up to 150,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for a per share exercise price equal to the closing price of the Common Stock on the NYSE MKT on the Effective Date. The Effective Date Stock Options will be granted pursuant to the Company’s Stock Incentive Plan, as amended and restated effective May 14, 2024 (the “Stock Incentive Plan”), and are subject to the terms and conditions set forth in the Stock Incentive Plan and the Stock Option Agreement attached as an exhibit to the CFO Employment Agreement (the “Stock Option Agreement”). Subject to the terms of the Stock Option Agreement, the Effective Date Stock Options will vest in accordance with the following schedule:

(i)	18,750 shares will vest on the one-year anniversary of the Effective Date;

(ii)	18,750 shares will vest on the second-year anniversary of the Effective Date;

(iii)	18,750 shares will vest on the third-year anniversary of the Effective Date;

(iv)	18,750 shares will vest on the four-year anniversary of the Effective Date;

(v)

37,500 shares will vest on the first date during Mr. Sugantharaman’s term of employment that the Company’s Quarterly Average Market Capitalization (as defined in the Stock Option Agreement) is greater than $300,000,000;

(vi)	18,750 shares will vest on the first date during Mr. Sugantharaman’s term of employment that the Company’s Quarterly Average Market Capitalization is greater than $450,000,000; and

(vii)	18,750 shares will vest on the first date during Mr. Sugantharaman’s term of employment that the Company’s Quarterly Average Market Capitalization is greater than $600,000,000.

Notwithstanding the foregoing schedule, the Effective Date Stock Options are subject to acceleration and forfeiture in the event of the termination of Mr. Sugantharaman’s employment and/or the consummation of a “Change of Control” of the Company, in each case in accordance with the terms of the Stock Option Agreement.

Mr. Sugantharaman is also eligible to receive non-qualified stock options and other awards pursuant to the Stock Incentive Plan in a manner and amount determined by the Compensation Committee of the Board.

In the event that Mr. Sugantharaman is terminated with “Cause” or resigns without “Good Reason”, the Company may immediately cease payment of any further wages, benefits or other compensation under the Sugantharaman Employment Agreements other than salary and benefits (excluding options or other equity awards) earned through the date of termination (the “Accrued Obligations”). In the event that Mr. Sugantharaman is terminated without “Cause” or he resigns for “Good Reason” (in each case, other than within 12 months after a “Change of Control” of the Company), he is entitled to receive the Accrued Obligation and a severance equal to six months of his then current monthly base salary (less applicable deductions) that is payable by the Company over a six-month period following his termination date (the “Severance Payments”). Mr. Sugantharaman is also entitled to receive a pro-rated portion of his annual performance-based cash bonus target for the year in which his termination occurs (less applicable deductions), which is payable as soon as reasonably practicable following the completion of the Company’s year-end audit for such year (the “Pro-Rated Bonus Payment”).

In the event that Mr. Sugantharaman is terminated without “Cause” or he resigns for “Good Reason” (in each case, other than within 12 months after a “Change of Control” of the Company) and the Company consummates a “Change of Control” after, but within twelve (12) months of, Mr. Sugantharaman’s termination date, Mr. Sugantharaman will be entitled to receive a cash payment equal to the difference between (i) the number of unvested and outstanding Accelerated Options (as defined below) on his termination date, multiplied by the fair market value of the consideration paid to one share of the Company’s Common Stock in connection with such Change of Control (as determined by the Board in its reasonable discretion), minus (ii) the aggregate exercise price for all of the Accelerated Options. “Accelerated Options” means (x) all unvested and outstanding time-based Effective Date Stock Options under the Stock Option Agreement and (y) all unvested and outstanding milestone-based Effective Date Stock Options that would become vested upon the achievement of the next applicable and then-unvested Market Capitalization Vesting Threshold under the Effective Date Stock Option Agreement. In the event that Mr. Sugantharaman is terminated without “Cause” or he resigns for “Good Reason” (in each case, other than within 12 months after a “Change of Control” of the Company), any unvested stock options and other unvested equity awards held by Mr. Sugantharaman on the date of his termination shall be forfeited.

In the event that Mr. Sugantharaman is terminated without “Cause” or he resigns for “Good Reason”, in each case within 12 months after a “Change of Control” of the Company, he is entitled to receive the Accrued Obligations, the Severance Payments and the Pro-Rated Bonus Payment. In the event that Mr. Patel is terminated without “Cause” or he resigns for “Good Reason”, in each case within 12 months after a “Change of Control” of the Company, he is also entitled to the acceleration of the vesting and/or exercisability of all then-outstanding equity awards held effective as of the date of his termination, provided that the vesting and exercisability of the Effective Date Stock Options are subject to the terms of the Stock Option Agreement.

Mr. Sugantharaman’s appointment is not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Sugantharaman and any director or executive officer of the Company. There are no transactions in which Mr. Sugantharaman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Sugantharaman Employment Agreements and the Stock Option Agreement does not purport to be complete and is qualified in its entirety by the full text of the Sugantharaman Employment Agreements (including the form of Stock Option Agreement attached as an exhibit to the CFO Employment Agreement), which are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Decision of Bonnie K. Smith to not seek reelection as a Class II Director

On April 3, 2025, Bonnie K. Smith, a member of the Board, notified the Company of her decision not to seek reelection as a Class II director at the Company’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). In addition to currently serving as a Class II director on the Board, Ms. Smith currently serves as a member of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board. Ms. Smith will continue to serve in such roles at the Company until her term as a Class II director on the Board expires at the 2025 Annual Meeting. Ms. Smith’s decision not to seek reelection did not arise or result from any disagreement with the Company, but rather due to her desire to focus on personal commitments.

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, made as of March 31, 2025, by and between Mastech Digital, Inc. and Kannan Sugantharaman

10.2	Executive Employment Agreement, made as of March 31, 2025, by and between Mastech Digital Private Limited and Kannan Sugantharaman

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH DIGITAL, INC.

By:	/s/ John J. Cronin, Jr.
Name:	John J. Cronin, Jr.
Title:	Chief Financial Officer

April 4, 2025